UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2020

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

811 Louisiana, Suite 2100

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
9.0% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	NGLS/PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Targa Resources Corp. 2020 Annual Incentive Compensation Plan. On January 16, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of Targa Resources Corp. (the “Company”), which is the indirect parent of the general partner of Targa Resources Partners LP (the “Partnership”), approved the Company’s 2020 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is an annual cash bonus plan available to all of the Company’s employees, including its executive officers, who also serve as executive officers of the Partnership’s general partner. The purpose of the Bonus Plan is to reward employees for contributions toward the Company’s business priorities (including business priorities with respect to the Partnership) approved by the Committee and to aid the Company in retaining and motivating employees. Under the Bonus Plan, the level of funding of the cash bonus pool is based on the Company’s achievement of certain business priorities, including financial, operational, sustainability and safety objectives.

The Committee has established the following key business priorities for 2020:

Category	What it includes	Why is it important

Financial Performance	• Adjusted EBITDA • Growth compared to internal plan and public expectations • Balance sheet management • Reducing Debt / Adjusted EBITDA • Funding and liquidity	Adjusted EBITDA and balance sheet management together emphasize the importance of profitable growth grounded in prudent fiscal management

Operational Performance	• Project execution • Operational execution • Volume growth • Commercial execution • Capital discipline	Stresses the importance of operational excellence and optimization of asset utilization through increasing volumes, while focused on commercial execution and capital discipline – key drivers of value creation

Sustainability	• Talent management • Environmental, social and governance (ESG)	Promotes focus on investment in human capital and on incorporating the interests of all key stakeholders in the execution of our business strategy to help ensure that annual performance leads to sustainable long-term growth

Safety

•  A holistic scorecard including quantitative and qualitative evaluation of incident rates, severity, process improvement, etc.

•  Operates outside plan as a modifier that can reduce plan payout if performance is below expectations

Stresses critical nature of safe operations and reinforces philosophy that strong safety performance is an expectation and not a justification for increased incentive compensation

The Committee has targeted a total cash bonus pool for achievement of the business priorities based on the sum of individual employee market-based target bonus opportunities, which are based on a percentage of each employee’s eligible earnings. Generally, eligible earnings are an employee’s base salary and overtime pay. Near or following the end of the year, the Chief Executive Officer (“CEO”) recommends to the Committee the total amount of cash to be allocated to the bonus pool based upon overall performance of the Company relative to the established objectives, generally ranging from 0 to 2x the aggregate target bonus opportunities for all employees in the pool. Upon receipt of the CEO’s recommendation, the Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. The Committee has discretion to adjust the cash bonus pool attributable to the achievement of business priorities based on accomplishment of the applicable objectives as determined by the Committee and the CEO. Additionally, the Committee, in its sole discretion, determines the amount of the cash bonus award to each of the Company’s executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to the Company’s departments, groups and employees (other than the executive officers of the Company) based on performance and upon the recommendation of their supervisors, managers and line officers. A copy of the Bonus Plan is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Targa Resources Corp. 2020 Annual Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC, its general partner

Dated: January 23, 2020	By:	/s/ Jennifer R. Kneale
Jennifer R. Kneale
Chief Financial Officer